EXHIBT 99.1
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                     CHESAPEAKE ENERGY CORPORATION ANNOUNCES
                       THIRD QUARTER 2004 EARNINGS RELEASE
                               AND CONFERENCE CALL


OKLAHOMA CITY, OKLAHOMA, OCTOBER 4, 2004 - Chesapeake Energy Corporation (NYSE:CHK) has scheduled its third quarter 2004 earnings release to be issued after the close of trading on the New York Stock Exchange on Monday, November 1, 2004.

A conference call is scheduled for Tuesday morning, November 2 at 9:00 am EST to discuss the release. The telephone number to access the conference call is
913.981.5520. We encourage those who would like to participate in the call to place your calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EST on Tuesday, November 2, 2004 and will run through midnight Monday, November 15, 2004. The number to access the conference call replay is 719.457.0820; passcode for the replay is 840912.

The conference call will also be simulcast live on the Internet and can be accessed by going directly to the Chesapeake website at WWW.CHKENERGY.COM and selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on our website indefinitely.


CHESAPEAKE ENERGY CORPORATION IS ONE OF THE FIVE LARGEST INDEPENDENT PRODUCERS OF NATURAL GAS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS, TEXAS GULF COAST AND ARK-LA-TEX REGIONS OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.